UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

Date of Report: April 15, 2004

Date of Earliest Event Reported: April 1, 2004

Commission file number 1-6450

GREAT LAKES CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	95-1765035
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9025 NORTH RIVER ROAD, SUITE 400 INDIANAPOLIS, INDIANA 46240
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 317-715-3000

Item 7.                                                           Financial Statements and Exhibits

(c.) Exhibit 99(i) Great Lakes Chemical Corporation 2003 Summary Annual Report.

Item 12.                                                    Results of Operations and Financial Condition

The following information is being furnished pursuant to Item 12 and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

On April 1, 2004, Great Lakes Chemical Corporation mailed to its shareholders the Great Lakes Chemical Corporation 2003 Summary Annual Report.

The 2003 Summary Annual Report attached as Exhibit 99(i) contains non-GAAP financial measures such as adjusted (or “underlying”) income (loss) from continuing operations, diluted earnings per share and operating income (loss) and free cash flow.

Pursuant to the requirements of Regulation G, the company has provided, as part of the Summary Annual Report, a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Management believes that reporting income measures excluding asset impairments, restructuring charges and certain other significant items provides useful insight to investors by more clearly presenting the core operations of Great Lakes Chemical Corporation.  This may help investors evaluate the company’s performance period over period and identify important operating trends that would be otherwise masked by the excluded items.  These measures also permit investors to view the company’s performance using the same information that company management uses to evaluate the performance of the company’s various businesses, including the allocation of available resources.

While the company believes that these non-GAAP financial measures are useful in evaluating the company’s financial performance, investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	April 15, 2004	By:	/s/ William L. Sherwood
William L. Sherwood
Vice President and
Corporate Controller